Exhibit 14(a)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-112993) of our report dated February 22, 2004, with respect to the consolidated financial statements of Lipman Electronic Engineering Ltd., included in this Annual Report on Form 20-F for the year ended December 31, 2003.

March 31, 2004  KOST, FORER, GABBAY & KASIERER

Tel-Aviv, Israel   A Member of Ernst & Young Global